Exhibit 10.9

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

2019 PERFORMANCE INCENTIVE PLAN

PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is dated as of [_______], 20[__] by and between Sportsman’s Warehouse Holdings, Inc., a Delaware corporation (the “Corporation”), and [_______] (the “Participant”).

W I T N E S S E T H

WHEREAS, pursuant to the Sportsman’s Warehouse Holdings, Inc. 2019 Performance Incentive Plan (the “Plan”), the Corporation has granted to the Participant effective as of the date hereof (the “Award Date”), a credit of stock units under the Plan (the “Award”), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Participant, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.
2.Grant. Subject to the terms of this Agreement, the Corporation hereby grants to the Participant an Award with respect to a “target” of [______] restricted stock units (subject to adjustment as provided in Section 7.1 of the Plan) (the “Stock Units”) (such number of Stock Units subject to the Award is referred to as the “Target Stock Units”). As used herein, the term “stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Corporation’s Common Stock (subject to adjustment as provided in Section 7.1 of the Plan) solely for purposes of the Plan and this Agreement. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Stock Units vest pursuant to Section 3. The Stock Units shall not be treated as property or as a trust fund of any kind.
3.Performance-Based and Time-Based Vesting. Subject to Section 8 below, between 0% and 200% of one-third of the Target Stock Units subject to the Award shall become eligible to vest based on the achievement of certain performance goals in each of the Corporation’s 20[__], 20[__] and 20[__] fiscal years (each, a “Performance Year,” and collectively, the “Performance Period”) as set forth in Section 3(a) of this Agreement and, with respect to any Stock Units subject to the Award that become eligible to vest in accordance with Section 3(a) of this Agreement, such units shall vest and become nonforfeitable based on the achievement of the time-based vesting requirements set forth in Section 3(b) of this Agreement.
(a)Eligibility to Vest Based Upon Corporate Performance. The percentage of the Target Stock Units that become eligible to vest, if any, based on the achievement of the performance goals with respect to the applicable Performance Year, as determined in accordance with Exhibit A attached hereto, are referred to as the “Eligible Stock Units.” (For purposes of clarity, in no event shall the maximum number of stock units that are deemed to be Eligible Stock Units for any applicable Performance Year exceed 200% of one-third of the Target Stock

Units subject to the Award.) Any Stock Units corresponding to a particular Performance Year (one-third of the Target Stock Units subject to the Award) that the Administrator determines shall not be Eligible Stock Units for the applicable Performance Year in accordance with this Section 3(a) shall terminate and be forfeited as of the last day of such Performance Year, and the Participant shall have no further rights with respect to any such Stock Units corresponding to the Performance Year that are determined not to be Eligible Stock Units for such Performance Year in accordance with this Section 3(a).

(b)Vesting. Subject to the terms and conditions of this Agreement, the number of Stock Units that (1) the Administrator has determined are Eligible Stock Units in accordance with Section 3(a) of this Agreement and (2) do not otherwise vest in accordance with Section 8 of this Agreement, if any, shall vest and shall become nonforfeitable on [_______], 20[__], subject to the Participant’s continuous employment or service to the Corporation or a Subsidiary through such date.
4.Continuance of Employment/Service Required; No Employment/Service Commitment. Except as otherwise expressly provided in Section 8, the vesting schedule in Section 3 requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 8 below or under the Plan (except as otherwise expressly provided in Section 8).

Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Corporation, affects the Participant’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or services, or affects the right of the Corporation or any Subsidiary to increase or decrease the Participant’s other compensation or benefits. Nothing in this Agreement, however, is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.

5.Dividend and Voting Rights.

(a)Limitations on Rights Associated with Units. The Participant shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Section 5(b) with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of such shares.

(b)Dividend Equivalent Rights Distributions. As of any date that the Corporation pays an ordinary cash dividend on its Common Stock, the Corporation shall credit the Participant with an additional number of Stock Units equal to (i) the per share cash dividend paid by the Corporation on its Common Stock on such date, multiplied by (ii) the total number of Stock Units (including any dividend equivalents previously credited hereunder) (with such total number adjusted pursuant to Section 7.1 of the Plan) subject to the Award as of the related dividend payment record date, divided by (iii) the fair market value of a share of Common Stock on the date of payment of such dividend. Any Stock Units credited pursuant to the foregoing provisions of this Section 5(b) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Stock Units to which they relate. No crediting of Stock Units shall be made pursuant to this Section 5(b) with respect to any Stock Units which, as of such record date, have either been paid pursuant to Section 7 or terminated pursuant to Section 8.

6.Restrictions on Transfer and Other Restrictions. Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily, except as set forth in Section 5.6 of the Plan. The Amended and Restated Articles of Incorporation (the “Articles”) and Bylaws of the Corporation, as either of them may be amended from time to time, may provide for additional restrictions and limitations with respect to the Common Stock (including additional restrictions and limitations on the transfer of shares). To the extent that these restrictions and limitations are greater than those set forth in this Agreement, such restrictions and limitations shall apply to the shares of Common Stock issuable with respect to the Award and are incorporated herein by this reference. Such restrictions and limitations are not, however, in lieu of, nor shall they in any way reduce or eliminate, any limitation or restriction on the shares of Common Stock acquired pursuant to the Award imposed under the Plan or this Agreement.

7.Timing and Manner of Payment of Stock Units. On or as soon as administratively practical following each vesting of the applicable portion of the total Award pursuant to Section 3 or 8 hereof or Section 7 of the Plan (and in all events not later than two and one-half months after the applicable vesting date), the Corporation shall deliver to the Participant a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal to the number of Stock Units subject to this Award that vest on the applicable vesting date, unless such Stock Units terminate prior to the given vesting date pursuant to Section 3(a) or Section 8. The Corporation’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any shares with respect to the vested Stock Units deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan. The Participant shall have no further rights with respect to any Stock Units that are paid or that terminate pursuant to Section 8.

8.Effect of Termination of Employment or Service.

(a)General. If the Participant ceases to be employed by or ceases to provide services to the Corporation or a Subsidiary regardless of the reason for the termination of the Participant’s employment or service with the Corporation or a Subsidiary, whether with or without cause, voluntarily or involuntarily, the Participant’s Stock Units shall, except as expressly provided below, terminate as of the Severance Date (as defined below) to the extent such units have not become vested pursuant to Section 3 hereof, Section 8(b) hereof, or Section 8(c) hereof upon the Severance Date. If the period of time that the Participant has to consider the release contemplated by Sections (d)(i), (d)(ii) and (d)(iii) hereof and Section [____] of the Participant’s [Employment/Severance] Agreement with the Corporation dated [_________] (the “[Employment/Severance] Agreement”), plus any applicable revocation period, spans two calendar years, payment of any Stock Units that accelerate and become vested as of the Severance Date shall be made as provided in Section 7 but in the second of such two calendar years. If any unvested Stock Units are terminated hereunder, such Stock Units shall automatically terminate and be cancelled as of the applicable Severance Date without payment of any consideration by the Corporation and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be.

(b)Termination Due to Death or Permanent Disability. In the event the Participant’s Severance Date occurs prior to [______], 20[__], and the Participant’s Severance Date is the result of the death or Permanent Disability (as defined below) of the Participant, the following shall apply with respect to the Award:

(i)If the Severance Date occurs on or before [______], 20[__]: (A) the Stock Units subject to the Award corresponding to the fiscal 20[__] Performance Year will continue to be eligible to vest in accordance with Section 3(a) hereof with respect to that Performance Year as though the Participant’s employment or service had not terminated; (B) any Stock Units subject to the Award that are deemed to be Eligible Stock Units for the fiscal 20[__] Performance Year in accordance with Section 3(a) hereof shall immediately vest and become nonforfeitable as of the last day of such Performance Year; and (C) the remaining unvested Stock Units subject to the Award, after giving effect to the preceding clause (B), shall terminate in accordance with Section 8(a) of this Agreement.

(ii)If the Severance Date occurs after [______], 20[__] but on or before [______], 20[__]: (A) any Stock Units subject to the Award that are deemed to be Eligible Stock Units for the fiscal 20[__] Performance Year shall immediately vest and become nonforfeitable as of the Participant’s Severance Date; (B) the Stock Units subject to the Award corresponding to the fiscal 20[__] Performance Year will continue to be eligible to vest in accordance with Section 3(a) hereof with respect to that Performance Year as though the Participant’s employment or service had not terminated; (C) any Stock Units subject to the Award that are deemed to be Eligible Stock Units for the fiscal 20[__] Performance Year in accordance with Section 3(a) hereof shall immediately vest and become nonforfeitable as of the last day of such Performance Year; and (D) the remaining unvested Stock Units subject to the Award, after giving effect to the preceding clauses (A) and (C), shall terminate in accordance with Section 8(a) of this Agreement.

(iii)If the Severance Date occurs after [______], 20[__] but on or before [______], 20[__]: (A) any Stock Units subject to the Award that are deemed to be Eligible Stock Units for the fiscal 20[__] Performance Year or for the fiscal 20[__] Performance Years shall immediately vest and become nonforfeitable as of the Participant’s Severance Date; (B) the Stock Units subject to the Award corresponding to the fiscal 20[__] Performance Year will continue to be eligible to vest in accordance with Section 3(a) hereof with respect to that Performance Year as though the Participant’s employment or service had not terminated; (C) any

Stock Units subject to the Award that are deemed to be Eligible Stock Units for the fiscal 20[__] Performance Year in accordance with Section 3(a) hereof shall immediately vest and become nonforfeitable as of the last day of such Performance Year; and (D) the remaining unvested Stock Units subject to the Award, after giving effect to the preceding clauses (A) and (C), shall terminate in accordance with Section 8(a) of this Agreement.

(c)Change of Control. Notwithstanding anything to the contrary in Section 7 of the Plan, in the event a Change of Control (as defined below) occurs prior to [______], 20[__] and prior to the Participant’s Severance Date, the following shall apply with respect to the Award:

(i)If the Award is assumed, substituted, exchanged, or otherwise continued following the Change of Control, and in the event the Participant’s Severance Date occurs as a result of a termination of employment by the Corporation or a Subsidiary without Cause or by the Participant for Good Reason upon or following the Change of Control and on or before [______], 20[__] (in lieu of any accelerated vesting provided for in Section [____] of the [Employment/Severance] Agreement; subject to the Participant satisfying the release requirement of Section [____] of the [Employment/Severance] Agreement), the Target Stock Units shall be subject to adjustment and pro-rated vesting as provided in the next sentence. In such circumstances, the number of Target Stock Units that will become eligible to vest will be the sum of: (1) the greater of: (A) the number of Eligible Stock Units with respect to the fiscal 20[__] Performance Year determined as though the fiscal 20[__] Performance Year ended as of the Severance Date, with the Adjusted EPS and Total Revenue performance goals set forth on Exhibit A for the fiscal 20[__] Performance Year pro-rated based on the ratio of the number of calendar days in the fiscal 20[__] Performance Year that occurred while the Participant was employed by or providing services to the Corporation or a Subsidiary to the total number of calendar days in the fiscal 20[__] Performance Year, and with performance for the fiscal 20[__]Performance Year determined based on actual performance for such shortened period against the pro-rated Adjusted EPS and Total Revenue goals, and (B) one-third of the number of Target Stock Units, and (2) two-thirds of the number of Target Stock Units. Any Stock Units subject to the Award that are deemed eligible to vest in accordance with the preceding provisions of this Section 8(c)(i) shall immediately vest and become nonforfeitable as of the Participant’s Severance Date. The remaining unvested portion of the Stock Units subject to the Award, after giving effect to the preceding sentence, shall terminate in accordance with Section 8(a) of this Agreement.

(ii)If the Award is assumed, substituted, exchanged, or otherwise continued following the Change of Control, and in the event the Participant’s Severance Date occurs as a result of a termination of employment by the Corporation or a Subsidiary without Cause or by the Participant for Good Reason upon or following the Change of Control and after [______], 20[__] but on or before [______], 20[__] (in lieu of any accelerated vesting provided for in Section [___]of the [Employment/Severance] Agreement; subject to the Participant satisfying the release requirement of Section [___] of the [Employment/Severance] Agreement), the Target Stock Units shall be subject to adjustment and pro-rated vesting as provided in the next sentence. In such circumstances, the number of Target Stock Units that will become eligible to vest will be the sum of: (1) any Stock Units subject to the Award that are deemed to be Eligible Stock Units for the fiscal 20[__] Performance Year, (2) the greater of: (A) the number of Eligible Stock Units with respect to the fiscal 20[__] Performance Year determined as though the fiscal 20[__] Performance Year ended as of the Severance Date, with the Adjusted EPS and Total Revenue performance goals set forth on Exhibit A for the fiscal 20[__] Performance Year pro-rated based on the ratio of the number of calendar days in the fiscal 20[__] Performance Year that occurred while the Participant was employed by or providing services to the Corporation or a Subsidiary to the total number of calendar days in the fiscal 20[__] Performance Year, and with performance for the fiscal 20[__] Performance Year determined based on actual performance for such shortened period against the pro-rated Adjusted EPS and Total Revenue goals, and (B) one-third of the number of Target Stock Units, and (3) one-third of the number of Target Stock Units. Any Stock Units subject to the Award that are deemed eligible to vest in accordance with the preceding provisions of this Section 8(c)(ii) shall immediately vest and become nonforfeitable as of the Participant’s Severance Date. The remaining unvested portion of the Stock Units subject to the Award, after giving effect to the preceding sentence, shall terminate in accordance with Section 8(a) of this Agreement.

(iii)If the Award is assumed, substituted, exchanged, or otherwise continued following the Change of Control, and in the event the Participant’s Severance Date occurs as a result of a termination of employment by the Corporation or a Subsidiary without Cause or by the Participant for Good Reason upon or following the Change of Control and after [______], 20[__] but on or before [______], 20[__] (in lieu of any accelerated vesting provided for in Section [___] of the [Employment/Severance] Agreement; subject to the Participant satisfying the release requirement of Section [___] of the [Employment/Severance] Agreement), the Target Stock Units shall be subject to adjustment and pro-rated vesting as provided in the next sentence. In such circumstances, the number of Target Stock Units that will become eligible to vest will be the sum of: (1) any Stock Units subject to the Award that are deemed to be Eligible Stock Units for the fiscal 20[__] Performance Year plus any Stock Units subject to the Award that are deemed to be Eligible Stock Units for the fiscal 20[__] Performance Year and (2) the greater of: (A) the number of Eligible Stock Units with respect to the fiscal 20[__] Performance Year determined as though the fiscal 20[__] Performance Year ended as of the Severance Date, with the Adjusted EPS and Total Revenue performance goals set forth on Exhibit A for the fiscal 20[__] Performance Year pro-rated based on the ratio of the number of calendar days in the fiscal 20[__] Performance Year that occurred while the Participant was employed by or providing services to the Corporation or a Subsidiary to the total number of calendar days in the fiscal 20[__] Performance Year, and with performance for the fiscal 20[__] Performance Year determined based on actual performance for such shortened period against the pro-rated Adjusted EPS and Total Revenue goals, and (B) one-third of the Target Stock Units. Any Stock Units subject to the Award that are deemed eligible to vest in accordance with the preceding provisions of this Section 8(c)(iii) shall immediately vest and become nonforfeitable as of the Participant’s Severance Date. The remaining unvested portion of the Stock Units subject to the Award, after giving effect to the preceding sentence, shall terminate in accordance with Section 8(a) of this Agreement.

(iv)If the Award is not assumed, substituted, exchanged, or otherwise continued following the Change of Control, and the Change of Control occurs on or before [______], 20[__], the Target Stock Units shall be subject to adjustment and pro-rated vesting as provided in the next sentence. In such circumstances, the number of Target Stock Units that will become eligible to vest will be the sum of: (1) the greater of: (A) the number of Eligible Stock

Units with respect to the fiscal 20[__] Performance Year determined as though the fiscal 20[__] Performance Year ended as of the date of the Change of Control, with the Adjusted EPS and Total Revenue performance goals set forth on Exhibit A for the fiscal 20[__] Performance Year pro-rated based on the ratio of the number of calendar days in the fiscal 20[__] Performance Year that occurred prior to the date of the Change of Control to the total number of calendar days in the fiscal 20[__] Performance Year, and with performance for the fiscal 20[__] Performance Year determined based on actual performance for such shortened period against the pro-rated Adjusted EPS and Total Revenue goals, and (B) one-third of the Target Stock Units, and (2) two-third of the number of Target Stock Units. Any Stock Units subject to the Award that are deemed eligible to vest in accordance with the preceding provisions of this Section 8(c)(iv) shall immediately vest and become nonforfeitable as of (or, as necessary to give effect to such acceleration, immediately prior to) the Change of Control. The remaining unvested portion of the Stock Units subject to the Award, after giving effect to the preceding sentence, shall terminate as of the date of the Change of Control.

(v)If the Award is not assumed, substituted, exchanged, or otherwise continued following the Change of Control, and the Change of Control occurs after [______], 20[__] but on or before [______], 20[__], the Target Stock Units shall be subject to adjustment and pro-rated vesting as provided in the next sentence. In such circumstances, the number of Target Stock Units that will become eligible to vest will be the sum of: (1) any Stock Units subject to the Award that are deemed to be Eligible Stock Units for the fiscal 20[__] Performance Year, (2) the greater of: (A) the number of Eligible Stock Units with respect to the fiscal 20[__] Performance Year determined as though the fiscal 20[__] Performance Year ended as of the date of the Change of Control, with the Adjusted EPS and Total Revenue performance goals set forth on Exhibit A for the fiscal 20[__] Performance Year pro-rated based on the ratio of the number of calendar days in the fiscal 20[__] Performance Year that occurred prior to the date of the Change of Control to the total number of calendar days in the fiscal 20[__] Performance Year, and with performance for the fiscal 20[__] Performance Year determined based on actual performance for such shortened period against the pro-rated Adjusted EPS and Total Revenue goals, and (B) one-third of the number of Target Stock Units, and (3) one-third of the number of Target Stock Units. Any Stock Units subject to the Award that are deemed eligible to vest in accordance with the preceding provisions of this Section 8(c)(v) shall immediately vest and become nonforfeitable as of (or, as necessary to give effect to such acceleration, immediately prior to) the Change of Control. The remaining unvested portion of the Stock Units subject to the Award, after giving effect to the preceding sentence, shall terminate as of the date of the Change of Control.

(vi)If the Award is not assumed, substituted, exchanged, or otherwise continued following the Change of Control, and the Change of Control occurs after [______], 20[__] but on or before [______], 20[__], the Target Stock Units shall be subject to adjustment and pro-rated vesting as provided in the next sentence. In such circumstances, the number of Target Stock Units that will become eligible to vest will be the sum of: (1) any Stock Units subject to the Award that are deemed to be Eligible Stock Units for the fiscal 20[__] Performance Year plus any Stock Units subject to the Award that are deemed to be Eligible Stock Units for the fiscal 2021 Performance Year and (2) the greater of: (A) the number of Eligible Stock Units with respect to the fiscal 20[__] Performance Year determined as though the fiscal 20[__] Performance Year ended as of the date of the Change of Control, with the Adjusted

EPS and Total Revenue performance goals set forth on Exhibit A for the fiscal 20[__] Performance Year pro-rated based on the ratio of the number of calendar days in the fiscal 20[__] Performance Year that occurred prior to the date of the Change of Control to the total number of calendar days in the fiscal 20[__] Performance Year, and with performance for the fiscal 20[__] Performance Year determined based on actual performance for such shortened period against the pro-rated Adjusted EPS and Total Revenue goals, and (B) one-third of the number of Target Stock Units. Any Stock Units subject to the Award that are deemed eligible to vest in accordance with the preceding provisions of this Section 8(c)(vi) shall immediately vest and become nonforfeitable as of (or, as necessary to give effect to such acceleration, immediately prior to) the Change of Control. The remaining unvested portion of the Stock Units subject to the Award, after giving effect to the preceding sentence, shall terminate as of the date of the Change of Control.

(d)Defined Terms. The following definitions shall apply for purposes of this Agreement:

(i)“Cause” with respect to the Participant means the definition of “Cause” expressly provided in any written employment agreement (or offer letter or similar written agreement) between the Participant and the Corporation or any Subsidiary that defines such term (or substantially similar term, such as (without limitation) “gross misconduct”) in the context of the Participant’s employment. If the Participant is not covered by such an agreement with the Corporation or a Subsidiary that defines such term, then “Cause” with respect to the Participant means that one or more of the following has occurred, as reasonably determined by the Board based on the information then known to it:  (A) the Participant’s commission of any felony; (B) the Participant takes any actions or omissions intentionally causing the Corporation or any Subsidiary to violate any law, rule or regulation (other than technical violations that have no material adverse impact on the Corporation or Subsidiary, as applicable); (C) the Participant’s willful or reckless act or omission that injures the reputation or business of the Corporation or any Subsidiary in any material way or is otherwise demonstrably detrimental to the Corporation or a Subsidiary; (D) the Participant willfully fails or refuses to follow the legal and clear directives of the Board or any superior to whom the Participant reports (unless the following of such directive would be a violation of applicable law); (E) the Participant has been dishonest in connection with his employment activities or committed or engaged in an act of theft, embezzlement or fraud; or (F) the Participant has materially breached any provision of any agreement to which the Participant is a party with the Corporation or any Subsidiary or any fiduciary duty the Participant owes to the Corporation or any Subsidiary, provided in the event of a breach of such an agreement or duty in which a cure is reasonably possible in the circumstances, the Corporation or Subsidiary (as the case may be) provides written notice to the Participant of the condition(s) claimed to constitute such breach and the Participant fails to remedy such condition(s) within thirty (30) days after the date of such notice.

(ii)“Change of Control” means the occurrence of any of the following after the Award Date:

(A)The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange

Act) of more than 30% of either (1) the then-outstanding shares of common stock of the Corporation (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this clause (A), the following acquisitions shall not constitute a Change of Control; (a) any acquisition directly from the Corporation, (b) any acquisition by the Corporation, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, (d) any acquisition by a Person or affiliate of a Person who owned more than 30% of the Outstanding Company Common Stock or Outstanding Company Voting Securities on the Award Date, or (e) any acquisition by any entity pursuant to a transaction that complies with clauses (C)(1), (2) and (3) below;

(B)Individuals who, as of the Award Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Award Date whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(C)Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation's assets directly or through one or more subsidiaries (a “Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, more than 30% of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 30% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(D)Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a Business Combination.

(iii)“Good Reason” with respect to the Participant means the definition of “Good Reason” expressly provided in any written employment agreement (or offer letter or similar written agreement) between the Participant and Corporation or any Subsidiary that defines such term (or substantially similar term) in the context of the Participant’s employment.  If the Participant is not covered by such an agreement with the Corporation or a Subsidiary that defines such term, then “Good Reason” with respect to the Participant means the occurrence (without the Participant’s consent) of any one or more of the following conditions: (A) a significant and material diminution by the Corporation in the Participant’s position, responsibilities, reporting responsibilities or title, or a reduction by the Corporation in the Participant’s base salary; or (B) a material breach by the Corporation of a written employment agreement to which the Corporation and the Participant are a party; provided, however, that any such condition or conditions, as applicable, shall not constitute grounds for a termination for Good Reason unless both (x) the Participant provides written notice to the Corporation of the condition claimed to constitute grounds for Good Reason within sixty (60) days of the initial existence of such condition(s), and (y) the Corporation fails to remedy such condition(s) within thirty (30) days of receiving such written notice thereof; and provided, further, that in all events the termination of the Participant’s employment shall not constitute a termination for Good Reason unless such termination occurs not more than one hundred and eighty (180) days following the initial existence of the condition claimed to constitute grounds for Good Reason.

(iv)“Permanent Disability” with respect to the Participant means any mental or physical illness or disability that renders the Participant incapable of performing the Participant’s duties, even with a reasonable accommodation, for more than twelve (12) consecutive weeks in any twelve-month period, unless a longer period is required by law. The date of Permanent Disability will be the date on which the Administrator declares the incapacity on the grounds described above.

(v)“Severance Date” means the last day that the Participant is employed by or provides services to the Corporation or a Subsidiary. A termination of employment shall not be considered to have occurred for purposes of the Award if the Participant is employed by the Corporation and such employment terminates but immediately following such termination of employment the Participant continues as an employee of a Subsidiary or if the Participant is employed by a Subsidiary and such employment terminates but immediately following such termination of employment the Participant continues as an employee of the Corporation or another Subsidiary.

9.Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Administrator shall make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend for which dividend equivalents are credited pursuant to Section 5(b).

10.Restrictive Covenants. The Participant agrees to abide by and be subject to the non-competition restrictions, non-solicitation restrictions, confidentiality restrictions, non-disparagement restrictions and other restrictive covenants as set forth in Section 4 of the [Employment/Severance] Agreement, incorporated herein by this reference (the “Restrictive Covenants”).

11.Tax Withholding. Subject to Section 8.1 of the Plan, upon any distribution of shares of Common Stock in respect of the Stock Units, the Corporation shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such distribution of shares. In the event that the Corporation cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Stock Units, the Corporation (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

12.Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Participant is no longer an employee of or in service to the Corporation, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

13.Plan. The Award and all rights of the Participant under this Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Agreement. The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

14.Entire Agreement. This Agreement (including the Restrictive Covenants) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

15.Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.

16.Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

17.Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

18.Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

19.Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Agreement shall be construed and interpreted consistent with that intent.

20.Clawback Policy. The Stock Units are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Stock Units or any shares of Common Stock or other cash or property received with respect to the Stock Units (including any value received from a disposition of the shares acquired upon payment of the Stock Units).

21.No Advice Regarding Grant. The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to the Stock Units (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award). Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Agreement) or recommendation with respect to the Award. Except for the withholding rights set forth in Section 11 above, the Participant is solely responsible for any and all tax liability that may arise with respect to the Award.

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IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set his or her hand as of the date and year first above written.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC., a Delaware corporation By:__________________________________ Print Name: Its:	PARTICIPANT ___________________________________ Signature ___________________________________ Print Name

EXHIBIT A

PERFORMANCE-BASED VESTING REQUIREMENTS

This Exhibit A is subject to the other provisions of the Agreement (including, without limitation, Sections 4, 8 and 9 of the Agreement).

One-third of the Target Stock Units subject to the Award will correspond to each Performance Year. The aggregate percentage of the Target Stock Units that shall be deemed to be Eligible Stock Units for each Performance Year in accordance with Section 3(a) of the Agreement shall be determined as follows: (1) fifty percent (50%) of one-third of the Target Stock Units shall become eligible to vest based on the Corporation’s level of Total Revenue (as defined below) for the applicable Performance Year; and (2) fifty percent (50%) of one-third of the Target Stock Units shall become eligible to vest based on the Corporation’s Adjusted EPS (as defined below) for such Performance Year. The aggregate percentage of the Target Stock Units that shall be deemed to be Eligible Stock Units for the applicable Performance Year in accordance with Section 3(a) of the Agreement shall be determined in accordance with the tables below as follows:

FY 20[__] Total Revenue		FY 20[__] Adjusted EPS
Actual Level of Total Revenue for the Performance Year	Vesting Eligibility Percentage	Actual Adjusted EPS for the Performance Year	Vesting Eligibility Percentage
$[______] or Less	0%	$[__] or Less	0%
$[______]	100%	$[__]	100%
$[______]	150%	$[__]	150%
$[______] or Greater	200%	$[__] or Greater	200%

FY 20[__] Total Revenue		FY 20[__] Adjusted EPS
Actual Level of Total Revenue for the Performance Year	Vesting Eligibility Percentage	Actual Adjusted EPS for the Performance Year	Vesting Eligibility Percentage

$[______]or Less	0%	$[__]or Less	0%
$[______]	100%	$[__]	100%
$[______]	150%	$[__]	150%
$[______] or Greater	200%	$[__] or Greater	200%

FY 20[__] Total Revenue		FY 20[__] Adjusted EPS
Actual Level of Total Revenue for the Performance Year	Vesting Eligibility Percentage	Actual Adjusted EPS for the Performance Year	Vesting Eligibility Percentage
$[______]or Less	0%	$[__]or Less	0%
$[______]	100%	$[__]	100%
$[______]	150%	$[__]	150%
$[______] or Greater	200%	$[__] or Greater	200%

For actual Total Revenue or Adjusted EPS achievement results between two points in the preceding tables, the actual vesting eligibility percentage shall be determined on a straight-line bases between the two closest points based on the actual level of achievement of the Total Revenue or Adjusted EPS, as applicable, with the actual vesting eligibility percentage in each case rounded to the nearest two decimal places.

Determination. As soon as practicable (and in all events within two and one-half months) after the last day of each Performance Year, the Administrator shall determine performance for the applicable Performance Year and whether and the extent to which the Target Stock Units shall be deemed to be Eligible Stock Units that will be eligible to become vested in accordance with the time-based requirements under Section 3(b) of this Agreement. The number of Target Stock Units that will be deemed to be Eligible Stock Units for the Performance Year shall be determined as follows: (1) fifty percent (50%) of one-third of the number of Target Stock Units will be multiplied by the Total Revenue Vesting Eligibility Percentage determined pursuant to the preceding tables (based on the actual level of Total Revenue for the Performance Year); and (2) fifty percent (50%) of one-third of the number of Target Stock Units will be multiplied by the Adjusted EPS Percentage determined pursuant to the preceding tables (based on the actual Adjusted EPS for the Performance Year). The total number of Eligible Stock Units (the sum of the two amounts in clauses (1) and (2) of the preceding sentence) will be rounded down to the nearest whole unit. All such determinations shall be made by the Administrator whose determinations shall be final and binding.

Defined Terms. For purposes of the Award, the following definitions will apply.

“Adjusted EPS” means the Corporation’s earnings per share of common stock for the applicable fiscal year as determined by the Corporation in accordance with GAAP and reflected in its financial statements, without taking into account cash bonuses paid with respect such fiscal year and adjusted as provided below.

“GAAP” means U.S. generally accepted accounting principles.

“Total Revenue” means the Corporation’s net sales for the applicable fiscal year, as determined by the Corporation in accordance with its standard practices and procedures reflected in its financial statements.

Adjustments.  For purposes of determining Adjusted EPS and Total Revenue under the Award for the Performance Year, the Administrator shall adjust (without duplication) the Corporation’s Adjusted EPS and Total Revenue (each as determined before giving effect to such adjustments), for the unbudgeted impact of the following items that occur during the Performance Year:

(a)	any new changes in accounting standards announced during the year that are required to be applied during the year in accordance with GAAP;
(b)	any restructuring;
(c)	any acquisitions or spin-off transaction (including any related expenses, regardless of whether such acquisition or spin-off transaction is successful);
(d)	any disposal of a business or segment of a business;
(e)	any stock dividend, stock split, combination or exchange of stock;
(f)	any amortization of acquired intangible assets;
(g)	any changes in tax laws;
(h)	any new licensing or partnership arrangements;
(i)	any asset impairment charges;
(j)	any gains or losses for litigation, arbitration and contractual settlements;
(k)	any costs related to store closings;
(l)	any costs related to executive transitions; and
(m)	any natural disasters and related insurance recoveries.

The Administrator’s determination of whether an adjustment is required, and the nature and extent of any such adjustment, shall be final and binding.

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